EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 6, 2005, included in Form 10-KSB for eNucleus, Inc. for the Year Ended December 31, 2003 and 2002.




/s/  Danziger and Hochman, Chartered Accountants
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     Danziger and Hochman, Chartered Accountants


Toronto, Ontario

January 18, 2005